UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2008

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On December 4, 2008, the Company issued a press release announcing that it has signed a non-binding letter of intent to acquire certain managed care assets of La Cruz Azul de Puerto Rico, Inc. In addition, the Company has requested Blue Cross Blue Shield Association to transfer the licensing rights to the Blue Cross brand in Puerto Rico and the Blue Cross Blue Shield brands in US Virgin Islands to the Company and Triple-S, Inc., its managed care subsidiary. Terms of the proposed acquisition are not yet finalized and are subject to change. The completion of the transaction is subject to a number of customary conditions including final due diligence, approvals from the Insurance Commissioner of Puerto Rico and the Blue Cross Blue Shield Association, and the negotiation of definitive documentation. The Company intends to fund the acquisition with cash and expects to complete the acquisition by the end of the first quarter of 2009.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being furnished with this report:

99.1 Press Release dated December 4, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

December 4, 2008	By:	Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 4, 2008